                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: December 16, 2002

                         Commission File Number: 0-22325

                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of registrant as specified in its chapter)

             NORTH CAROLINA                            87-0399301
            (State or other                          (IRS Employer
      jurisdiction of incorporation)               Identification No.)

            2400 DISTRIBUTION STREET, CHARLOTTE, NORTH CAROLINA  28203
              (Address of principal executive offices)         (Zip Code)

                                 (704) 365-2324
              (Registrant's telephone number, including area code)

                       4064 COLONY RD, CHARLOTTE, NC 28211
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     As a result of the acquisition of Perceptre LLC, on December 13, 2002, the shareholders of Perceptre obtained control of the registrant issued to them by virtue of the 21,535,000 post-split shares of the registrant's common stock issued to them in exchange for 100% of the issued and outstanding shares of Perceptre, said 21,535,000 shares is over 50% of the registrant's total issued and outstanding common stock after the transaction. Pursuant to the terms of the acquisition agreement, Michael Weinstein, Esteban A. Aguilar, Beadros Asare, and
Robert J. Desiderio were the new directors appointed by the board of directors.
After electing the new directors, the registrant's prior directors resigned.
Michael Weinstein was elected as the new Chief Executive Officer.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     NOT APPLICABLE

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     NOT APLLICABLE

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     NOT APPLICABLE

ITEM 5.  OTHER EVENTS

     NOT APPLICABLE

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

     NOT APPICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     NOT APPLICABLE

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the
Undersigned, there unto duly authorized.

                                  By: /s/ Michael Weinstein
                                   ----------------------------
                                          Michael Weinstein
                                          CEO

Date: December 16. 2002